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                                                                    EXHIBIT 11.1

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                    THREE MONTHS ENDED
                                                        MARCH 31,
                                                  ------------------------

                                                   2002            2001
                                                  -------         -------
                                              (IN THOUSANDS, EXCEPT FOR PER
                                                      SHARE DATA)


Basic:
    Net income applicable to common
        stock                                     $13,476         $ 3,604
                                                  =======         =======
    Weighted average number of
        common shares outstanding                  25,226          15,895
                                                  =======         =======
   Basic net income per share                     $   .53         $   .23
                                                  =======         =======

Diluted:
    Net income                                    $13,476         $ 3,604
    Interest expense on convertible
        subordinated debt, net of tax                   8              --
                                                  -------         -------
    Net income applicable to common
        stock                                     $13,484         $ 3,604
                                                  =======         =======

    Weighted average number of
        common shares outstanding                  25,226          15,895
    Weighted average number of
        dilutive common stock equivalents           1,345             797
    Dilutive effect of convertible
        subordinated debt                              36              --
                                                  -------         -------
    Weighted average number of
        common and common equivalent
        shares outstanding                         26,607          16,692
                                                  =======         =======
   Diluted net income per share                   $   .51         $   .22
                                                  =======         =======